Exhibit 16.1

MICHAEL F. ALBANESE, CPA
18 Lisa Court
Parsippany, NJ 07054

April 20, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam,

I have read Item 4.01 of the Form 8-K dated April 18, 2005 of BrandPartners Group, Inc. and am in agreement with the statements contained therein except as follows:

1.	I have no basis to agree or disagree with the statements of the Registrant contained in the fifth and sixth paragraphs of Item 4.01.

Sincerely,
Michael F. Albanese, CPA
/s/ Michael F. Albanese

cc: Ms. Suzanne Verrill